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                                                                    EXHIBIT 10.1
                         HOTEL ASSET PURCHASE AGREEMENT


THIS AGREEMENT is made and entered into the 12th day of July 1997, by and between Hudson Hotels Corporation, a New York corporation ("Hudson") and Hudson Hotels Properties Corp. ("Hudson Properties"), both with its principal office at One Airport Way, Suite 200, Rochester, New York 14624, individually and as agent for a New York corporation to be formed with offices at One Airport Way, Suite 200, Rochester, New York 14624 ("Buyer"), and Equity Inns Partnership, L.P., a Tennessee limited partnership, with its principal office at 4735 Spottswood, Suite 102, Memphis, Tennessee 36117 ("Seller").

                                    RECITAL:

Seller desires to sell and Buyer desires to purchase certain properties and assets of Seller consisting of nine (9) hotel properties operated as Hampton Inns under franchises from Promus, as identified on Schedule A attached hereto, under the terms and conditions set forth below. Buyer will be upon formation an indirect wholly-owned subsidiary of Hudson. Hudson and Hudson Properties shall each be liable jointly and severally as guarantors of the obligations of the Buyer under this Agreement.

NOW, THEREFORE, in consideration of the foregoing and of the mutual covenants and agreements hereinafter contained, the parties hereto agree as follows:

                              TERMS AND CONDITIONS:

1.       Assets Subject to Sale and Purchase.

Buyer  agrees to  purchase  and Seller  agrees to sell the  following  assets of
Seller:

         1.1. The nine parcels of real property more particularly described on Schedule A attached hereto, together with all building and improvements thereon but excluding the sanitary sewer project condemnation affecting the hotel property located at Greensboro, North Carolina, all the awards or proceeds of which of whatever character shall be divided equally between Buyer and Seller (each a "hotel property" and together the "Premises");

         1.2. All of Seller's interest in the tangible personal property, and items of furnishings, fixtures, and equipment, owned by Seller with respect to the several hotel businesses on the Premises (collectively the "Personal Property");

         1.3. All of Seller's rights in those licenses, permits and certificates of occupancy held by Seller in connection with the ownership of each hotel property, but only to the extent the same are legally assignable to Buyer (the "Owner's Permits");

         1.4 All of Seller's interest in any and all architectural, engineering and other plans prepared in connection with the construction of the building and improvements on the Premises and acquired by Seller in its purchase thereof; and

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         1.5.     All  of  Seller's   interest  in  assignable   warranties  and
                  guarantees pertaining to the several hotel properties.

Buyer acknowledges that Crossroads Future Company, L.L.C. (the "Seller's Tenant") owns all supplies and inventory used in the operation of the several hotel businesses on the Premises, and Seller's Tenant and the managing agent of the Seller's Tenant operate and manage the hotel properties located on the Premises, and that the Seller does not participate in such operation and management and does not own inventory and supplies or the Contracts related to the operation and management of the hotel properties located on the Premises. Seller shall cause Seller's Tenant to transfer to Buyer the following assets without any consideration:

         1.6 All of Seller's Tenant's rights and obligations in those contracts, leases, and service agreements to which Seller's Tenant is a party and which relate to the operation of each hotel property, and which are described in Schedule B attached hereto, together with any other contracts, leases and service agreements that the Seller or Seller's Tenant give the Buyer written notice of prior to the expiration of the Feasibility Period, as defined herein (the "Contracts");

         1.7. All of Seller's Tenant's interest in soft goods and other inventory, and supplies used in the operation of the several hotel businesses on the Premises located on the Premises at Closing (the "Inventory");

         1.8 All of Seller's Tenant's rights in those licenses, permits and certificates of occupancy held by Seller's Tenant in connection with the operation of each hotel property, but only to the extent the same are legally assignable to Buyer (the "Operator's Permits")

         1.9. All intangible property, guest ledgers, customer and mailing lists, brochures, and telephone numbers used in connection with the operation of the several hotel properties; and

         1.10     All books and records relating to the operation and management
                  of  the  several  hotel   properties   in  Seller's   Tenant's
                  possession and control.

All the real property and assets listed above shall be collectively referred to herein as the "Purchased Assets."

2.  Purchase  Price,   Deposit,   and  Payment.  The  Purchase  Price  shall  be
$47,250,000.


         2. 2.1. The Purchase Price shall be allocated for tax purposes only among the several hotel properties, and between the Premises and Personal Property relating to each hotel property, as Seller and Buyer shall agree prior to the expiration of the "Feasibility Period" (as hereinafter defined).

         2.2.     The Purchase Price shall be payable as follows:

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         2.2.1.   Buyer shall make a deposit in the amount of $225,000 (together with any interest earned thereon the "Deposit"), to be delivered in cash, certified check or bank draft to the national business unit of Chicago Title Insurance Company, 1129 20th Street, N.W., Suite 300, Washington, D.C. 20036 (Telephone Number: 202-466-2266) (Attention: Douglas J. Mathis, Esquire) ("Escrow Agent") within three (3) business days of the Contract Date by Buyer and to be held by Escrow Agent in accordance with this Agreement.

         2.2.2. At closing, Buyer shall cause Hudson Properties to deliver its Promissory Note to Seller in the amount of $5,000,000, increased or decreased, as the case may be, by the Prorations set out in Section 3 and the Adjustments set out in Section 4, in substantially the form attached hereto as Exhibit I. Payment of amounts outstanding under the Note shall be secured by the grant of a security interest in 2,000,000 newly-issued shares of Hudson common stock which shares shall be held in escrow pursuant to a Pledge Agreement (the "Pledge Agreement") in the form and substance to be agreed to by Seller and Buyer prior to the expiration of the Feasibility Period. Payment of the Note shall be guaranteed by Hudson under a guaranty agreement in form and substance acceptable to Seller executed and delivered at Closing. The guarantee and payment of amounts outstanding under the Note shall be subordinate to senior debt of Hudson and Hudson Properties not to exceed $30,000,000.

         2.2.3. Buyer shall pay to Seller the balance of the Puchase Price by wire transfer of immediately available funds on the Closing Date.

         2.3. Escrow Agent shall hold the Deposit in an interest-bearing account. In the event of a termination of this Agreement pursuant to Sections 22.1-22.5, (unless the Buyer, Hudson Properties or Hudson is in default under this Agreement or has made a material misrepresentation or failed to obtain a consent or satisfy a condition or contingency solely within the control of Hudson, Hudson Properties or Buyer) the Escrow Agent shall release the Deposit to Buyer, and Seller shall have no further liability hereunder. In the event of Buyer's, Hudson Properties' or Hudson's default hereunder, the Escrow Agent shall release the Deposit to Seller, and Buyer's liability hereunder shall be limited to said Deposit, which shall be deemed liquidated damages to Seller and Seller's sole remedy for the loss of its bargain (provided such limitation shall not be applicable to a default by Buyer, Hudson or Hudson Properties of any covenants other than the obligation to purchase the Premises, for which such other defaults the Seller retains all of its rights and remedies at law and in equity). Any interest earned on the Deposit prior to Closing shall be payable to Buyer, unless Buyer, Hudson or Hudson Properties defaults hereunder, in which case it shall be the property of Seller as additional liquidated damages.

         2.4. Seller will pay all existing assessments and installments of assessments for local improvements due and payable as of the Closing Date. Seller has no knowledge of any additional assessment not appearing on the current tax roll or of record title.

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3.       Prorations.  The  following  accounts  shall be  prorated as of Closing between Seller, Seller's Tenant and Buyer:

         3.1. Real estate taxes and assessments and personal property taxes for the current fiscal year.

         3.2. Utility and telephone charges, water and sewer charges and rents.

         3.3. All current rents and amounts payable under leases, service, supply, operating and maintenance contracts assigned to and assumed by Buyer, as set forth herein, to the extent same shall cover periods prior to Closing.

         3.4. Current rents, revenues and other payments due under any office, shop, lounge and store leases, or under any license or concession agreement assigned to and assumed by Buyer, as set forth herein.

         3.5. Amounts paid or payable as fees for permits and licenses which are assigned and assignable hereunder by Seller or Seller's Tenant to Buyer.

         3.6. Prepaid advertising fees and charges, and other prepaid expenses.

4. Adjustments. The following adjustments and purchases or credits shall be made at Closing:

         4.1. Buyer shall purchase from Seller's Tenant, accounts receivable of registered guests who have not checked out and are occupying rooms on the evening preceding Closing (the "Guest Tray Ledger"). All other accounts receivable originating prior to Closing shall belong to and be the responsibility of Seller or Seller's Tenant. Buyer shall have no obligation to collect any such accounts receivable, but in the event Buyer collects same, it shall remit such amount collected to Seller's Tenant.

         4.2.     Seller  shall  cause  Seller's  Tenant  to  transfer   advance
                  deposits on future room bookings to Buyer at Closing.

         4.3. Room revenue from rooms occupied on the evening preceding the Closing will be divided equally between Seller's Tenant and Buyer.

         4.4. Cash on hand in the front desk bank at the each property will be credited to Seller's Tenant.

         4.5 To the extent that the Inventory fails to meet the standards set forth in Section 17.14, Seller's Tenant shall pay to Buyer the value of the deficiency. To the extent that the Inventory exceeds those standards, Buyer shall pay to Seller's Tenant the value of such excess. Buyer shall have a period of thirty
                  (30) days following Closing to verify the Inventory.

5.       Contingencies.

The consummation of the transactions contemplated by this Agreement shall be contingent upon the satisfaction of the following conditions (which contingencies shall be deemed waived unless this Agreement is terminated by written notice by the terminating party to the other party prior to the

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expiration of the Feasibility Period), in addition to the conditions set forth elsewhere in this Agreement:

         5.1. That Buyer shall have received a written commitment for financing of this purchase in the form and upon terms satisfactory to Buyer in its sole and absolute discretion. This contingency shall be deemed to be satisfied upon delivery of the evidence called for in Section 6.11.

         5.2. That Buyer shall not have exercised its right to terminate the contract during the Feasibility Period, as defined in Section 6.

         5.3. The respective Boards of Directors of Seller, of Buyer and of Hudson shall have approved this transaction.

6.       Feasibility Period.


         6.1.     Buyer shall have a period ending September   28, 1997 (the
                  "Feasibility Period") to review the Inspection Items and to otherwise complete its due diligence investigation and inspection of the Premises. Buyer shall have the right to terminate this Agreement at any time prior to the expiration of the Feasibility Period, by written notice to Seller and Escrow Agent (the "Termination Notice"), if Buyer is dissatisfied with any aspect of the Purchased Assets in Buyer's sole discretion. If Buyer shall terminate this Agreement pursuant to this Section 6.1 on or before the last day of the Feasibility Period, then Buyer shall be entitled to a refund of the Deposit and all accrued interest thereon. If Buyer shall not have provided notice of termination of this Agreement pursuant to this Section 6.1 during the Feasibility Period, then from and after the Feasibility Period Buyer shall be deemed to have waived its right to terminate this Agreement as permitted under this Section 6.1 and Section 5 and to accept the Premises in their present condition.


         6.2 The term "Inspection Items" shall mean copies of the following documents (to the extent in the possession or control of the Seller or Seller's Tenant):

                  (a) any title policies, environmental reports, engineering studies, the PIP's referred to in Section
                           6.5 below, and surveys of or with respect to any of the Premises;
                  (b)      the Contracts;
                  (c) financial statements (the "Financial Statements") for each hotel property prepared and certified by the owner thereof (including balance sheets, income statements and statements of changes in financial condition) for calendar years 1995 and 1996 and for the first and second calendar quarters of 1997, together with an itemized breakdown of room sales per month, occupancy and ADR for such periods;
                  (d) the existing audited financial statements (the "Audited Financials") for the properties in Seller's possession or control, if any;
                  (e) any guest registration records (which shall be available at the property),

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                           operating licenses and permits, certificates of
                           occupancy, municipal approvals and other governmental permits;
                  (f) any books and records of the operations of the Premises necessary to confirm the accuracy of the Financial Statements and the Audited Financials;
                  (g) The leases currently in force with respect to each hotel property; and (h) All architectural, engineering and other plans relating to any hotel property.

         6.3 Buyer shall be responsible at its expense to obtain new Franchise Agreements in connection with the sale of the Purchased Assets of Buyer. Seller agrees, at no expense to itself, to assist Buyer in obtaining Promus Hotels, Inc.'s cooperation in this regard. The franchise application fees which are required to be paid by franchisor in connection with obtaining new Franchise Agreements or the sale of Purchased Assets shall be paid by Buyer to franchisor at or prior to the Closing.

         6.4 The Seller agrees to bring all hotel properties located on the Premises up to Hampton Inn standards set forth in the Product Improvement Plan ("PIP") issued by Promus Hotels, Inc. in connection with the June, 1997 acquisition by Seller of such hotel properties, provided, however, that Seller shall not be required to spend more than an aggregate of $4,475,600 therefor (which amount includes amounts expended by Seller's seller and reimbursed by Seller on the properties for the June, 1997 PIP). Unless Buyer has, on or before the expiration of the Feasibility Period, terminated this Agreement, Buyer, at the expense of Hudson and the Buyer, shall comply with the requirements of any PIP required by Promus Hotels, Inc. with respect to the purchase of the Buyer of the hotel and performing any work with respect to the June, 1997 PIP in excess of the work done by Seller for the aggregate sum of $4,475,600 as set forth above.

         6.5 The franchise application fees which are required to be paid by franchisor in connection with obtaining new Franchise Agreements or the sale of Purchased Assets shall be paid by Buyer to franchisor at or prior to the Closing.

         6.6 Seller and Buyer shall cooperate and take all actions necessary, in a diligent and expeditious manner, to effectuate the inspections and reviews contemplated by this Section 6 during the Feasibility Period. Subject to prior written notice to the Seller's Tenant and the reasonable rules and regulations of the Seller's Tenant, Buyer and its representatives and agents shall be provided with access to the Premises at all reasonable times, in order to inspect the Premises, including but not limited to, taking soil samples and test borings and conducting environmental studies, engineering studies and other such inspections and reviews reasonably necessary to determine the condition and financial status of the Purchased Assets.

         6.7 Buyer, Hudson Properties and Hudson covenant and agree that the Premises shall not be damaged or impaired in any way as the result of its activities on the Premises during the Feasibility Period, and hereby agrees to indemnify and hold Seller and Seller's Tenant harmless from and against any claims, causes of action, damages, expenses (including attorneys' fees) or liabilities of whatsoever nature to the extent incident to, resulting from or in any way arising out of the presence in, on or about

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                  the Premises of Buyer,  or Buyer's agents or  representatives, or out of any test or inspection conducted by or any other act or omission of Buyer on the Premises. Such indemnity shall survive the Closing or any termination of this Agreement and shall not be limited to the Deposit.

         6.8 Buyer shall make all inspections provided for herein in good faith and with due diligence. All inspection fees, appraisal fees, engineering fees and other expenses of any kind (including, without limitation, expenses related to environmental and engineering studies) incurred by Buyer relating to the inspection of the Premises will be solely Buyer's and Hudson's expenses and will be paid timely by Buyer and Hudson, except that Buyer and Hudson shall not become liable solely by virtue of this sentence for remediation costs relating to Hazardous Materials (as defined below) discovered by Buyer or Hudson on any hotel property. Seller hereby reserves the right to have a representative of Seller or the Seller's Tenant present at the time of making any such inspection. In making any inspection hereunder, Buyer will, and will cause any representative of Buyer to, use discretion so as to not disrupt the operations of Seller's Tenant or any guest, tenant or customer of the Premises. Buyer shall notify Seller's Tenant not less than one (1) business day in advance of making any such inspection.

         6.9 If Buyer shall validly terminate this Agreement during the Feasibility Period pursuant to this Section 6, or if the Closing shall otherwise fail to occur, Buyer shall return to Seller the originals and all copies of all material relating to the Premises furnished to Buyer by Seller pursuant to this Agreement and shall not make or retain any copies thereof, together with copies of any materials relating to the Premises obtained by Buyer, Hudson or their consultants with respect to the Premises.

         6.10 Buyer shall provide to Seller by August 15, 1997, evidence of Buyer's unconditional ability to finance the acquisition of the Premises and the payment of the Purchase Price pursuant to
                  Section 2.2 of this Agreement. Seller agrees that for purposes hereof, a comfort letter from Buyer's prospective lender which provides reasonable assurances as to the availability of financing shall constitute such evidence.

         6.11 It is understood that Buyer's lender will conduct its own due diligence in connection with the lending and ultimate securitization of the loan. Seller agrees to cooperate reasonably with Buyer, Buyer's lender, and its agents, and to cause Seller's Tenant to so cooperate, to provide the necessary access and information to enable Buyer's lender to complete its due diligence.

         6.12 If this Agreement is terminated pursuant to this Section 6 and the Deposit is disbursed as set forth in this Section, then, except as specifically set forth in this Agreement, neither party shall have any further obligations or liabilities hereunder.

7 Conduct of Business to Closing. Seller covenants, represents and warrants, until the completion of the Closing, unless otherwise agreed in writing by Buyer, that:

         7.1. Seller shall cause the Seller's Tenant to continue normal maintenance and management of each such property and operation and marketing of the hotel business

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                  in the ordinary course of business consistent with prior
                  practice.

         7.2. Seller and Seller's Tenant shall not engage in any sale or enter into any transaction, contract or commitment, or incur any liability or obligation, other than in the ordinary course of business, which would materially, adversely affect the Purchased Assets and Seller shall not enter into any new contract, lease or agreement regarding any hotel property unless such contract, lease or agreement shall not be binding upon Buyer or shall be terminable upon not more than 30 days' notice. Neither Seller nor Seller's Tenant shall prepay expenses, whether under a contract or otherwise, except in the ordinary course of business consistent with prior practice;

         7.3. Seller shall cause Seller's Tenant to carry and continue in force through the Closing Date current levels of fire and extended coverage insurance, as well as theft, liability and other current insurance coverage, it being agreed that in the event of a casualty prior to the Closing Date, the rights and liabilities of the parties shall be determined in accordance with Paragraph 11 hereof;

         7.4. Seller and Seller's Tenant shall not amend, modify or terminate any Contract without Buyer's consent (which consent shall not be required if such amendment, modification or termination would not be binding upon the Buyer after Closing), except as provided in Section 15 hereof;

         7.5. Seller shall use its best efforts to preserve in good order all papers and records in Seller's or Seller's Tenant's possession relating to the Purchased Assets;

         7.6. Seller shall cause Seller's Tenant to repair and maintain the Purchased Assets in good state of repair through the Closing Date, ordinary wear and tear excepted, and shall not dispose of any or any part of same, or remove any or any part of same from the Premises;

         7.7. Seller shall cause Seller's Tenant to conduct its business in all respects so as to be in compliance with all terms and conditions of the Franchise Agreement relating to each hotel property.

8.       Closing.

The closing of the transactions contemplated herein (the "Closing") shall take place in Memphis, Tennessee at the offices of Seller, on September 30, 1997 at 10:00 AM or such other date and place as the parties hereto shall mutually agree upon (the "Closing Date"). Time shall be considered to be of the essence of this Agreement.


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9.       Conditions of Closing.

Closing of the transactions hereunder shall take place provided:

         9.1. The contingencies set forth in Paragraph 5 hereof shall have been satisfied, waived or deemed to be waived due to the failure of this Agreement to be terminated in a timely manner.
         9.2. All of the covenants to be performed by Seller and Buyer contained in this Agreement will have been performed on or before Closing.

         9.3. The Purchased Assets shall be in substantially the same condition as of the date hereof, ordinary wear and tear excluded.

         9.4. Seller shall have received no notice of material violation with respect to the Premises from any governmental authority.

         9.5. The representations and warranties of Seller and of Buyer contained herein shall be materially true and correct on and as of the Closing Date, as though they had been made on and as of the Closing Date.

         9.6. Seller and Seller's Tenant have complied in all material respects with all applicable laws, rules, regulations and ordinances relating to the Purchased Assets.


10.      Closing Obligations of the Parties.

         10.1 At Closing, Seller shall execute and deliver, cause Seller's Tenant to execute and deliver, or deliver, as appropriate, to Buyer the following items:

                  10.1.1       The several Deeds with respect to the Premises;

                  10.1.2       The  several   Bills  of  Sale  to  transfer  the
                               Personal  Property in the form attached hereto as
                               Exhibit III;

                  10.1.3 The several Bills of Sale for Inventory in the form attached hereto as Exhibit IV;

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                  10.1.4       Assignments and Assumptions of Contracts from
                               Seller's Tenant in the form attached hereto as
                               Exhibit V;

                  10.1.5 Assignment of Owner's Permits, intangible rights and warranties and guarantees relating to the condition of the several hotel properties;

                  10.1.6       Assignment  of  Operator's  Permits,   intangible
                               property, guest ledgers, customer and mailing lists, brochures and telephone numbers;

                  10.1.7 Originals, if available, or otherwise copies of Contracts and Permits, which may be delivered at the respective hotel property;

                  10.1.8 Any and all business records and papers related to the ownership of each hotel property not previously provided, which may be delivered at the respective hotel property;

                  10.1.9 Any and all architectural, engineering and other plans prepared for or used in connection with the construction of the building and improvements on the Premises in Seller's or Seller's Tenant's possession or control which may be delivered at the respective hotel;

                  10.1.10 Certified copies of resolutions of Seller authorizing the execution of this Agreement and the consummation of the transactions contemplated herein;

                  10.1.11 An opinion of Seller's counsel, dated as of the Closing Date, stating (a) Seller's corporate existence and good standing are as stated in
                               Section 18.1 hereof; (b) except as may be specified by such counsel, they do not know or have any reasonable grounds to know of any litigation, proceeding, suit, action, controversy or claim existing, pending or threatened against Seller challenging the validity of this Agreement; (c) the instruments executed and delivered to by Seller to Buyer have been duly authorized, executed and delivered (subject only to bankruptcy, creditors rights and general principles of equity);

                  10.1.12 All necessary releases or payoff letters of lien or financing statements, pursuant to Paragraph
                               13.1 hereof;

                  10.1.13 Tenancy and title affidavit as may be reasonably and customarily required by the title company;

                  10.1.14 Proof of payment of all current taxes due which, if unpaid, would constitute a lien on the Premises;

                  10.1.15 Terminations of all management agreements and the Crossroads lease affecting any hotel property; and

                  10.1.16 Such other documents and instruments as are required by this Agreement to effectuate the sale of property similar to the Purchased Assets.

         10.2 At Closing, Buyer shall execute and deliver to Seller the following items:

                  10.2.1 Certified copies of resolutions of Buyer's Board of Directors authorizing the execution of this Agreement and the consummation of the transactions contemplated herein;

                  10.2.2 The cash portion of the balance of the Purchase Price and such other payments provided for herein;

                  10.2.3       The Note;

                  10.2.4 Written evidence reasonably satisfactory to Seller that the scheduled repayment of the mezzanine debt (the "Mezzanine Debt") of Hudson and Hudson Properties to Nomura Asset Capital Corporation ("Nomura") does not provide for the payment of principal, in whole or in part, prior to the repayment of the principal amount of the Note.

                  10.2.5       Assignment and Assumption of Contracts;

                  10.2.6 Checks to the order of the appropriate officers in payment of all applicable real and personal property transfer tax and copies of any required tax returns executed therefor by Buyer;

                  10.2.7 An opinion of Buyer's counsel dated as of the Closing Date, stating (a) Buyer's corporate existence and good standing are as stated in
                               Section 19 hereof; (b) except as may be specified by such counsel, they do not know or have any reasonable grounds to know of any litigation, proceeding, suit, action, controversy or claim existing, pending or threatened against Buyer challenging the validity of this Agreement; (c) the instruments executed and delivered by Buyer to Seller have been duly authorized, executed and delivered and are valid and enforceable in accordance with their terms, (subject only to bankruptcy, creditors rights and general principles of equity); and (d) such other opinions reasonably requested by Seller which are customarily required by institutional lenders in loan transactions such as that which is contemplated by this Agreement and the Note.

                  10.2.8 Such other documents and instruments as are required by this Agreement from the Buyer.

         10.3 At Closing, Hudson shall execute and deliver or cause to be executed and delivered to Seller:

                  10.3.1 Certified copies of resolutions of Hudson's Board of Directors authorizing the execution of this Agreement and the consummation of the transactions contemplated herein;

                  10.3.2       Its Guaranty of the Note;

                  10.3.3       The Pledge Agreement;

                  10.3.4 An opinion of Hudson's counsel that the Guaranty, and the Pledge Agreement have been duly authorized, executed and delivered by Hudson and are the valid and binding obligation of Hudson enforceable in accordance with their terms (subject only to bankruptcy, creditors rights and general equitable principles) and such other opinions reasonably requested by Seller which are customarily required by institutional lenders in loan transactions such as that which is contemplated by this Agreement and the Note including, without limitation, opinions substantially setting forth each of the representations contained in Section 3 of the Pledge Agreement (other then those contained in paragraph (K) thereof), provided that such opinion of counsel may be appropriately qualified as to knowledge with respect to certain of such representations and may expressly state its reliance upon a certificate of Hudson and Hudson Properties to counsel setting forth the underlying factual basis for such opinions.

                  10.3.5 Its covenant and agreement not to make any voluntary prepayment, in whole or in part, of the Mezzanine Debt or to amend the documentation with respect to the Mezzanine Debt which would require the scheduled payment, in whole or in part, of the principal amount of such Debt prior to the payment in full of the principal balance of the Note.

                  10.3.6 Such other documents and instruments as are required by this Agreement to effectuate the sale of property similar to the Purchased Assets.

         10.4 At Closing, Hudson Properties shall execute and deliver or cause to be executed and delivered to Seller:

                  10.4.1 Certified copies of resolutions of Hudson Properties Board of Directors authorizing the execution of this Agreement and the consummation of the transactions contemplated herein;

                  10.4.2       Its Guaranty of the Note;

                  10.4.3       The Pledge and Irrevocable Proxy Security
                               Agreement; and

                  10.4.4 An opinion of Hudson Properties' counsel as to the due authorization, issuance and non-assessibility of the pledged Shares and that the Guaranty and the Pledge and Irrevocable Proxy Security Agreement have been duly authorized, executed and delivered by Hudson Properties and are the valid and binding obligations of Hudson Properties enforceable in accordance with their respective terms (subject only to bankruptcy, creditors' rights and general equitable principles) and such other opinions reasonably requested by Seller which are customarily required by institutional lenders in loan transactions such as that which is contemplated by this Agreement and the Note including, without limitation, opinions substantially setting forth each of the representations contained in Section 3 of the Pledge Agreement (other then those contained in paragraph (K) thereof), provided that such opinion of counsel may be appropriately qualified as to knowledge with respect to certain of such representations and may expressly state its reliance upon a certificate of Hudson and Hudson Properties to counsel setting forth the underlying factual basis for such opinions.

                  10.4.5 Its covenant and agreement not to make any voluntary prepayment, in whole or in part, of the Mezzanine Debt or to amend the documentation with respect to the Mezzanine Debt which would require the scheduled payment, in whole or in part, of the principal amount of such Debt prior to the payment in full of the principal balance of the Note.

11.     Risk of Loss.

The risk of material loss or damage to the Purchased Assets by fire or other casualty or by taking by eminent domain, shall be assumed by Seller and, upon the happening of such event, Buyer shall have the election of terminating this Agreement with respect to the damaged property or properties and proceeding on the remainder without further liability hereunder or of completing this purchase and receiving the insurance monies collectible by Seller for such loss or damage or the award for such taking by eminent domain; provided, however, that Buyer shall not be entitled to elect to terminate this Agreement if the amount of the loss or damage to the Purchased Assets is less than $500,000.00.

12.     Title to Premises.

         12.1. Conveyance of the Premises shall be made by special warrant deed (or its equivalent), duly executed and acknowledged so as to convey to Seller, Buyer good and marketable fee simple title to the Premises free and clear of all liens and encumbrances except as provided herein. Such title shall be marketable without exception other than the usual printed form exceptions as would be set forth on a policy of fee title insurance issued by a recognized title insurance company licensed to do business in the state in which the particular hotel property is located, and those exceptions agreed to in
                  Section 12.3.

         12.2. Buyer shall at its cost prepare current instrument survey of each hotel which is dated after the date hereof and certified to Seller, Buyer and Buyer's lender, prepared and certified in accordance with the ALTA/ACSM standards by a licensed land surveyor and provide a copy to Seller.

         12.3 Buyer shall accept title subject to the following conditions and exceptions (the "Permitted Exceptions"):

                  12.3.1 any facts revealed by the redated and recertified instrument survey, so long as such facts do not render title unmarketable, disclose material encroachments upon or over any boundary either by an abutting landowner or an improvement on the Premises, disclose violations of zoning ordinances or other applicable land use restrictions, or indicate a condition which may interfere with the use of the Premises as a hotel, which determination must be made by Buyer by written notice thereof to the Seller prior to the expiration of the Feasibility Period;

                  12.3.2 encumbrances, restrictions and easements of record, applicable municipal or other ordinances, laws, rules and regulations, including, without limitation, all buildings, zoning and planning rules, regulations and ordinances, provided the same do not render title unmarketable, or will not interfere with the intended use of the Premises as a hotel, which determination must be made by Buyer by written notice thereof to the Seller prior to the expiration of the Feasibility Period;

                  12.3.3       liens of unpaid real estate taxes not yet due;

                  12.3.4 Such other matters not objected to by the Buyer by written notice thereof to the Seller prior to the expiration of the Feasibility Period.

         12.4 During the Feasibility Period, in the event Buyer learns of the existence of a title defect which would render title unmarketable (other than those which it agrees hereby to accept), Buyer shall promptly notify Seller with all information Buyer has about the same. In such event, Seller shall, within two (2) business days following its receipt of such notice from Buyer, give notice to Buyer as to which of such defects it deems to be material. Buyer may, within two
                  (2) business days following its receipt of Seller's notice (regardless of whether the Feasibility Period has expired or not), elect to terminate this Contract by giving written notice thereof to Seller. If Buyer does not terminate this Contract within such two (2) day period, (a) Seller shall use its reasonable efforts to cure or correct, at or prior to Closing, (i) all title defects which it has identified in its notice to Buyer as being material, and (ii) any other such defects which Seller agrees in writing to undertake to cure or correct, and (b) Seller shall, at or prior to Closing, cure or correct all title defects which were created between the date of Seller's acquisition of the premises and the Closing (whether or not the same have been identified by Buyer in its notice to Seller). With respect to all remaining title defects, Seller shall, at no material expense to it, cooperate with Buyer in undertaking any efforts to cure or correct the same. If Seller is unable to cure or correct to Buyer's reasonable satisfaction any title defect it is required by the terms hereof to use reasonable efforts to cure or correct or is required by the terms hereof to cure or correct, Seller shall undertake to obtain at its expense for any additional premium required to insure over such specific defect (Buyer remaining liable for the basic premium) a policy of title insurance by a recognized title insurance company licensed to do business in the state in which the Premises is located and acceptable to Buyer which shall insure the title to the Premises without exception other than the Permitted Exceptions. Should Seller fail to obtain such title insurance,

                  Buyer may terminate this Agreement by giving Seller written notice thereof, such termination to become effective upon the giving of such notice, and neither party shall be responsible for damages to the other hereunder.

13.     Personal Property and Inventory.

         13.1. Buyer shall obtain state and local UCC searches to the Closing Date against Seller, Seller's Seller and Seller's Tenant with respect to Purchased Assets. Buyer shall promptly notify Seller of any financing statements found to be filed with respect to the Purchased Assets, together with a copy of such report, and Seller shall undertake to obtain releases or payoff letters of them unless subject to capital leases to be assumed by Buyer hereunder.

         13.2. At a mutually convenient time or times during the Feasibility Period, a representative of Buyer and Seller's Tenant may inspect and inventory all items of Personal Property and Inventory. A representative of Seller and Seller's Tenant may be present during the inspection and inventory.

         13.3 With respect to any item of Personal Property or Inventory for which Seller cannot obtain releases as provided in Section
                  13.1 Buyer may elect not to purchase the item, but the Purchase Price shall not be adjusted accordingly.

         13.4     The  Personal   Property  and  Inventory  shall  be  sold  and
                  purchased in "as is" condition, and Seller makes no representations whatsoever, express or implied, in relation to same.

         13.5 With respect to all items of Personal Property which are subject of warranties, guaranties or service agreements, Seller shall assign all of its rights under the same to Buyer to the extent possible, and will cooperate with Buyer in the enforcement of the same.

14       Indemnity Against Creditors' Claims.

The parties agree to waive the requirements of the bulk transfer provisions of the applicable Uniform Commercial Code or other applicable law, statue or rule. Seller will indemnify Buyer and hold it harmless against all claims made by creditors of Seller, including, but not limited to, reasonable attorneys' fees and costs of defending such claims. Seller warrants that there are no liabilities of any nature (accrued, absolute, contingent or otherwise), liens, encumbrances or security interests on any of the Purchased Assets except as expressly provided herein.

15       Contracts.

On the Closing Date, Seller shall cause Seller's Tenant to assign to Buyer and Buyer shall assume the Contracts, all of which Buyer shall have an opportunity to review before the Closing Date. Seller shall cause Seller's Tenant to perform all Contracts, insofar as they are required by their terms to be performed by Seller before the Closing Date and shall indemnify Buyer against any liability or expense arising out of any breach or default occurring before the Closing Date. Buyer shall indemnify Seller and Seller's Tenant against any liability or expense arising out of any breach of such Contracts occurring after the Closing Date. Buyer shall assume no liability for any contract made by Seller which is not listed in Schedule B. In addition, and not by way of limitation of the foregoing disclaimer, Buyer shall assume no liability for any employee, employed by Seller or Seller's Tenant or at the Premises, and regardless of whether the employment of such employee was pursuant to written agreement or otherwise. Further, Seller shall terminate as of Closing the lease with Seller's Tenant relating to each hotel property.

16       Possession.

Possession of the Purchased Assets as described herein shall be delivered by Seller to Buyer at Closing subject to the Permitted Exceptions.

17       Warranties and Representations of Seller.

Seller represents and warrants to Buyer as follows:

         17.1 Seller is a limited partnership duly organized, validly existing and in good standing under the laws of the State of Tennessee and has qualified to do business and is in good standing in each state where a hotel property is located, and has full power and authority to carry on its current business and to own, use and sell its assets and properties.

         17.2     Seller  has  full  power  and   authority  and  all  necessary
                  approvals to enter into this Agreement. The execution and delivery of this Agreement and the transactions contemplated hereby do not and will not violate any provision of any agreement, document, or instrument to which Seller is a party or by which Seller is bound, except as otherwise noted in this Agreement. Seller has made no other agreements with any other party with respect to the Purchased Assets which would adversely affect the transactions contemplated hereby.

         17.3 There is as of the date hereof no litigation, proceeding, suit, action, controversy, or claim existing, pending, or, to the best of Seller's knowledge, threatened against Seller which might materially, adversely affect the transfer of the Purchased Assets to Buyer. At Closing, Seller will have complied with all laws, regulations, and ordinances applicable to the transfer of the Purchased Assets. There are at the date hereof and at Closing there will be no judgments existing, whether or not filed, against Seller or Seller's Tenant which might affect the Purchased Assets, except as herein set forth.

         17.4 Seller has received no written notices of any violations of any laws, ordinances, regulations, rules or orders issued by any federal, state, or local governmental authority adversely affecting the Premises, except as noted in this Agreement.

         17.5 To Seller's knowledge, there are no options to purchase, rights of first refusal or other similar agreements with respect to the Premises which give anyone the right to purchase the Premises or any part thereof. Neither Seller nor to the knowledge of Seller, Seller's Tenant is a party to any contracts, leases, or agreements, written or oral, including without limitation sales representation contracts, purchase contracts or restrictive agreements which prohibit the consummation of this Agreement, except as reflected in the preliminary title report and Schedule C attached hereto.

         17.6 There are as of the date hereof no taxes outstanding against the Purchased Assets, other than those for which adjustment in the Purchase Price are to be made. For purposes of this paragraph, taxes shall include any and all business-related taxes, including, but not limited to, sales tax, employee income tax and F.I.C.A. withholding, employment taxes, and business or license fees.

         17.7 Seller is not a foreign entity, foreign corporation, foreign partnership, foreign trust or foreign estate (as those terms are defined in the Internal Revenue Code and Income Tax regulations).

         17.8 To Seller's knowledge, Seller has filed all federal, estate, county and local tax returns required to be filed by Seller and has paid all taxes, interest and penalties that have become due and payable by Seller. To Seller's knowledge, there is no tax deficiency or penalty owing with respect to Seller.

         17.9 The Seller has no knowledge of, nor has it received any written notice of, any special taxes or assessments relating to any hotel property or any part thereof or any planned public improvements that may result in a special tax or assessment against any hotel property which is not of public record.

         17.10 Each hotel property contains, as of the Closing Date, not less than:

                  17.10.1 A sufficient amount of furniture, furnishings, color television sets, carpets, drapes, rugs, floor coverings, mattresses, pillows, bedspreads and the like, to furnish each guest room, so that each such guest room is, in fact, fully furnished in accordance with current Franchisor standards at the time of Seller's purchase; and

                  17.10.2 A sufficient amount of towels, washcloths and bed linens, together with a sufficient supply of paper goods, soaps, cleaning supplies and other such supplies and materials, as are reasonably adequate for the current operations of the Hotel in accordance with current Franchisor standards at the time of Seller's purchase.

         17.11 The Seller has not received written notice that any Contract is in default.

18.      Warranties and Representations of Buyer.

Hudson hereby represents and warrants to Seller as follows:

         18.1 Prior to the expiration of the Feasibility Period, Buyer will be a corporation duly organized, validly existing and in good standing under the laws of the State of New York and have full power and authority to carry on its current business and to own, use and sell its assets and properties.

         18.2 Prior to the expiration of the Feasibility Period, Buyer will have full power and authority and all necessary approvals to enter into this Agreement. Execution and delivery of this Agreement and the consummation of the transactions contemplated hereby will have been duly authorized by Buyer's

                  Board of Directors prior to expiration of the Feasibility Period. The execution and delivery of this Agreement and the transactions contemplated hereby do not and will not violate any provision of any agreement, document, or instrument to which Buyer is a party or by which Buyer is bound, except as otherwise noted in this Agreement. Buyer has made no other agreements with any other party with respect to the Purchased Assets which would adversely affect the transactions contemplated hereby.

         18.3 There is as of the date hereof no litigation, proceeding, suit, action, controversy, or claim existing, pending, or, to the best of Buyer's knowledge, threatened against Buyer which might affect the Purchased Assets or the transfer thereof to Buyer, and there is no basis known to Buyer for any such litigation, proceeding, suit, action, controversy, or claim. At Closing, Buyer will have complied with all laws, regulations, and ordinances applicable to the transfer of Purchased Assets. There are at the date hereof and at Closing there will be no judgments or liens existing, whether or not filed, against Buyer which might affect the Purchased Assets, except as herein set forth.

         18.4 Buyer is not a foreign entity, foreign corporation, foreign partnership, foreign trust or foreign estate (as those terms are defined in the Internal Revenue Code and Income Tax regulations).

         18.5 The representations and warranties made by Buyer in this Agreement shall be true and correct in all material respects on and as of the Closing Date, with the same force and effect as though they had been made on and as of the Closing Date, except to the extent that such representations and warranties shall be incorrect because of events or changes (not materially and adversely affecting the Purchased Assets) occurring or arising after the date hereof.

19.      Warranties and Representations of Hudson

Hudson hereby represents and warrants to Seller as follows:

         19.1 Hudson is a corporation duly organized, validly existing and in good standing under the laws of the State of New York and has full power and authority to carry on its current business and to own, use and sell its assets and properties.

         19.2 Hudson has full power and authority and all necessary approvals to enter into this Agreement. Execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly authorized by Hudson's Board of Directors. The execution and delivery of this Agreement and the transactions contemplated hereby do not and will not violate any provision of any agreement, document, or instrument to which Hudson is a party or by which Hudson is bound, except as otherwise noted in this Agreement. Hudson has made no other agreements with any other party with respect to the Purchased Assets which would adversely affect the transactions contemplated hereby.

         19.3 There is as of the date hereof no litigation, proceeding, suit, action, controversy, or claim existing, pending, or, to

                  Hudson's knowledge, threatened against Hudson which might affect the Purchased Assets or the transfer thereof to Hudson, and there is no basis known to Hudson for any such litigation, proceeding, suit, action, controversy, or claim. At Closing, Hudson will have complied with all laws, regulations, and ordinances applicable to the transfer of Purchased Assets. There are at the date hereof and at Closing there will be no judgments or liens existing, whether or not filed, against Hudson which might affect the Purchased Assets, except as herein set forth.

         19.4 Hudson is not a foreign entity, foreign corporation, foreign partnership, foreign trust or foreign estate (as those terms are defined in the Internal Revenue Code and Income Tax regulations).

         19.5 The representations and warranties made by Hudson in this Agreement shall be true and correct in all material respects on and as of the Closing Date, with the same force and effect as though they had been made on and as of the Closing Date, except to the extent that such representations and warranties shall be incorrect because of events or changes (not materially and adversely affecting the Purchased Assets) occurring or arising after the date hereof.

20.      Warranties and Representations of Hudson Properties

Hudson Properties hereby represents and warrants to Seller as follows:

         20.1 Hudson Properties is a corporation duly organized, validly existing and in good standing under the laws of the State of New York and has full power and authority to carry on its current business and to own, use and sell its assets and properties.

         20.2 Hudson Properties has full power and authority and all necessary approvals to enter into this Agreement. Execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly authorized by Hudson Properties' Board of Directors. The execution and delivery of this Agreement and the transactions contemplated hereby do not and will not violate any provision of any agreement, document, or instrument to which Hudson Properties is a party or by which Hudson Properties is bound, except as otherwise noted in this Agreement. Hudson Properties has made no other agreements with any other party with respect to the Purchased Assets which would adversely affect the transactions contemplated hereby.

         20.3 There is as of the date hereof no litigation, proceeding, suit, action, controversy, or claim existing, pending, or, to the best of Hudson Properties' knowledge, threatened against Hudson Properties which might affect the Purchased Assets or the transfer thereof to Hudson Properties, and there is no basis known to Hudson Properties for any such litigation, proceeding, suit, action, controversy, or claim. At Closing, Hudson Properties will have complied with all laws, regulations, and ordinances applicable to the transfer of Purchased Assets. There are at the date hereof and at Closing there will be no judgments or liens existing, whether or not

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



                  filed, against Hudson Properties which might affect the Purchased Assets, except as herein set forth.

         20.4 Hudson Properties is not a foreign entity, foreign corporation, foreign partnership, foreign trust or foreign estate (as those terms are defined in the Internal Revenue Code and Income Tax regulations).

         20.5 The representations and warranties made by Hudson Properties in this Agreement shall be true and correct in all material respects on and as of the Closing Date, with the same force and effect as though they had been made on and as of the Closing Date, except to the extent that such representations and warranties shall be incorrect because of events or changes (not materially and adversely affecting the Purchased Assets) occurring or arising after the date hereof.

21.      Brokerage.

The parties hereto agree that any broker's commission payable to any agent, broker or realtor as a result of the Contract shall be paid by Seller, and Seller agrees to hold Purchaser harmless from any claim or cost for such a commission. Purchaser covenants that it has had no dealings in this transaction with any agent, realtor, or broker other than Hotel Partners.

22.      Termination.

This Agreement may be terminated for the following reasons only:

         22.1     Mutual written consent of Buyer and Seller.

         22.2 At the sole discretion of Buyer for any reason prior to the expiration of the Feasibility Period.

         22.3 Valid objection to marketability of title to the Premises made by written notice thereof from the Buyer to the Seller prior to the expiration of the Feasibility Period and not cured by satisfactory title insurance or otherwise, as provided in
                  Section 12.4 hereof.

         22.4 If any material representation or warranty contained herein shall be untrue, so as to materially and adversely affect this Agreement, then the party to whom such representation or warranty has run may elect either to terminate this Agreement or waive in writing such breach.

         22.5 Failure to satisfy the conditions or contingencies set forth herein.

         22.6 Default by either party in the performance of any material term or condition of this Agreement to be performed by that party.

23.      Tax Status.

It is understood that neither of the parties hereto has made any representations to the others as to the tax status or effect of the transactions contemplated by this Agreement, and each is taking separate counsel as to such matters.

24.      Limitations and Survival of Representations.

The Buyer and Hudson each acknowledges that it has or will conduct its own due diligence with respect to the Purchased Assets, and, except as otherwise expressly provided herein, shall accept the Purchased Assets "as is, where is" and in its present condition, subject to reasonable use, wear, tear and natural deterioration between date hereof and the date of closing, without any reduction in the purchase price for any change in such condition. Except as expressly provided in this Agreement, neither Seller nor Seller's Tenant has made and does not make any representations or warranties, either express or implied, with respect to the Seller, Seller's Tenant or the Purchased Assets, including, without limitation, the financial performance of the Purchased Assets, the operations of the Purchased Assets, the physical condition, fitness for a particular purpose or merchantability of any of the Purchased Assets, the status of title and survey with respect to the Purchased Assets, or the compliance of the Seller or Seller's Tenant or the Purchased Assets with any law, ordinance or regulation, including, without limitation, those related to the environment, zoning, land use, subdivision laws, handicap access or building codes. In entering into this Agreement, Buyer nor Hudson has not been induced by and has not relied upon any representations, warranties or statements, whether express or implied, made by any third party, including, without limitation, the Seller, the broker or their agents, employees or other representatives of the Seller, Seller's Tenant or by any broker or any other person representing or purporting to represent the Seller or Seller's Tenant, which are not expressly set forth herein.

The representations, warranties, covenants, and agreements herein contained on the part of each of the parties shall be deemed and construed to be continuing representations, warranties, covenants, and agreements that shall survive the Closing for the period of one (1) year after Closing. Seller and Buyer each agree respectively to indemnify and hold harmless the other against and with respect to all damages, deficiencies or liabilities resulting from any misrepresentations, breach of warranty or nonfulfillment of any covenant or agreement on the part of each respective party hereunder, or from any misrepresentation in or occasioned by any certificate or other instrument furnished or to be furnished by each of them, respectively, hereunder, and any and all assessments, judgments, costs and legal and other reasonable expenses incidental to any of the foregoing.

25.      Covenant of Further Assurances.

From time to time, before and for the period of six (6) months after Closing, Seller will execute and deliver such further instruments of conveyance and transfer reasonably requested and take such other action as Buyer reasonably may require to more effectively convey and transfer to Buyer any of the Purchased Assets and otherwise fulfill its agreements hereunder, and will assist Buyer in its reduction to possession of the Purchased Assets. From time to time before and for a period of six (6) months after Closing, Buyer, Hudson Properties and Hudson will execute and deliver such further instruments and take such other actions as Seller reasonably may require with respect to this Agreement, the Note, the Guaranty and the Security Agreement.

26.      Sales Tax.

Any sales tax payable in connection with the transfer of the Personal Property shall be borne by Buyer.

27.      Expenses.

         27.1 Except as otherwise specifically provided herein, each party shall pay its own expenses in connection with this Agreement and the consummation of the transactions contemplated herein. In particular, Buyer shall pay all transfer taxes, conveyance fees, documentary stamps and other similar taxes and charges imposed by any governmental authority in connection with the conveyance of the Premises to Buyer regardless of customary practice in each jurisdiction. Buyer shall pay any recording fees relating to the deeds and other instruments of conveyance and any mortgage or deed of trust recording taxes or fees in connection with the financing obtained by Buyer.

         27.2 Unless Seller is required to obtain title insurance because of the existence of a title defect which would render title to the Premises unmarketable as provided in Section 12.4 hereof, and except to the extent of such title insurance obtained by Seller, Buyer shall pay the premiums for fee or mortgagee title insurance with respect to the Premises.

28.      Miscellaneous.

         28.1 This Agreement shall be binding upon and inure to the benefit of the respective heirs, personal representatives, fiduciaries and successors of Seller and Buyer.

         28.2 This Agreement may not be assigned by either party without the prior written consent of the other party.

         28.3 Any and all notices or communications required or desired to be given in connection with this Agreement shall be in writing, sent by registered or certified mail, postage prepaid, return receipt requested, or by overnight courier to the parties at the address set forth above or to such other address as either party may from time to time designate in writing to the other party, and shall be effective upon receipt.

         28.4 This Agreement shall be construed and enforced in accordance with the laws of the state where the applicable hotel property is located, but the Note, the Pledge Agreement and the Escrow Agreement shall be governed by New York law;

         28.5 A waiver by either party of a breach of any provision of this Agreement shall not operate as or be construed as a waiver of any other subsequent breach thereof or of any other provision.

         28.6 This Agreement and the Schedules and Exhibits hereto annexed represent the entire agreement between the parties hereto with respect to the transactions contemplated hereby and may be modified only by a subsequent written document executed by the party to be charged therewith.

         28.7 The headings of the paragraphs of this Agreement are inserted for convenience only and do not constitute a part of this Agreement.

         28.8 This Agreement may be signed in counterparts, each of which shall be deemed to be an original and all of which together shall constitute one and the same instrument.

         28.9 Seller and Buyer agree to structure the transactions contemplated by this Agreement as a tax-deferred exchange of real estate by Seller, and Buyer agrees to execute and deliver any documents reasonably requested by Seller to effectuate such exchange.

IN WITNESS WHEREOF, the parties have duly executed this Agreement as of the day and year first written above.

                                BUYER:

                                HUDSON HOTELS CORPORATION
                                as agent for a New York Corporation to be formed

Date:  August 12, 1997          By:      /s/ E. Anthony Wilson
                                         ----------------------
                                Name:    E. Anthony Wilson
                                Title:   President

                                HUDSON HOTELS PROPERTIES CORP.
                                as agent for a New York corporation to be formed

                                By:      /s/ Bruce A. Sahs
                                        -------------------
                                Name:   Bruce A. Sahs
                                Title:  President

                                SELLER:

                                EQUITY INNS PARTNERSHIP, L.P.

Date:  August 12, 1997          By:  EQUITY INNS TRUST,
                                General Partner

                                By:     /s/ Ronald Cooper
                                        -------------------
                                Name:   Ronald Cooper
                                Title:  Assistant Secretary

                                HUDSON:

                                HUDSON HOTELS CORPORATION

Date:  August 12, 1997          By:     /s/ E. Anthony Wilson
                                        ----------------------

                                Name:   E. Anthony Wilson
                                Title:  President and Chief Executive Officer

                                HUDSON HOTELS
                                PROPERTIES CORP.

Date:  August 12, 1997          By:     /s/ Bruce A. Sahs
                                        ------------------
                                Name:   Bruce A. Sahs
                                Title:  President

Crossroads Future Company, L.L.C., Seller's Tenant, joins in the execution hereof for the purpose of consenting to the provisions hereof relating to Seller's Tenant and agreeing to reasonably cooperate with Seller and Buyer in consummation of this Agreement and to execute and deliver the documents required to be delivered by Seller's Tenant hereunder.

                                CROSSROADS FUTURE
                                 COMPANY, L.L.C.


                                By:     /s/ Timothy Q. Hudak
                                        ---------------------
                                Name:   Timothy Q. Hudak
                                Title:  Assistant Secretary


List of Schedules

A - Legal Descriptions
B - Schedule of Contracts


List of Exhibits

I -   Note
II -  Reserved
III - Bill of Sale (Personal Property)
IV -  Bill of Sale (Inventory)
V -   Assignment and Assumption of Contracts